Exhibit 99.1

Jet.AI Inc. Announces Reverse Stock Split

LAS VEGAS, NV, April 06, 2026 (GLOBE NEWSWIRE) — Jet.AI Inc. (“Jet.AI” or the “Company”) (Nasdaq: JTAI), today announced that it has determined to effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-200. The reverse stock split is expected to take effect before markets open on Wednesday, April 8, 2026. The Company’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “JTAI” and will begin trading on a split-adjusted basis when the market opens on Wednesday, April 8, 2026. The new CUSIP number for the Company’s common stock following the reverse stock split will be 47714H407. As of April 6, 2026, the Company has 129,362,471 shares of common stock issued and outstanding. Following the reverse stock split, the Company expects to have approximately 646,812 shares of common stock issued and outstanding.

The reverse stock split is intended to enable the Company to achieve several important corporate objectives, including enabling the Company to maintain compliance with the minimum bid price requirement under Nasdaq’s continued listing criteria and making additional shares of common stock available for future issuance.

At the effective time of the reverse stock split, every 200 shares of the Company’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-200 reverse stock split. The reverse split will not result in any change in the par value per share or the total number of authorized shares of common stock.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders of record otherwise entitled to receive a fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. Proportional adjustments will be made to the number of shares of the Company’s common stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise or conversion price. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Continental Stock Transfer & Trust Company.

About Jet.AI

Jet.AI Inc. is a technology-driven company focused on deploying artificial intelligence tools and infrastructure to enhance decision-making, efficiency, and performance across complex systems. The Company is listed on the Nasdaq Capital Market under the ticker symbol “JTAI”.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, with respect to the products and services offered by Jet.AI and the markets in which it operates, Jet.AI’s projected future results, and Jet.AI’s perception of market conditions. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet.AI assumes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise, except as provided by law.

Jet.AI Investor Relations:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com